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                             NOTICE TO STOCKHOLDERS
                                       OF
                          EN POINTE TECHNOLOGIES, INC.




          NOTICE IS HERE BY GIVEN that the holders of more than a majority of the outstanding shares of capital stock of En Pointe Technologies, Inc., a Delaware corporation (the "Corporation"), entitled to vote have, in an Action by Written Consent dated May 27, 1997, ratified and adopted resolutions to increase the number of shares of the Corporation's Common Stock issuable pursuant to the terms of the Corporation's 1996 Stock Incentive Plan from 360,000 shares to 960,000 shares.

     IN WITNESS WHEREOF, the undersigned has caused this Notice to be delivered to all stockholders of the Corporation who did not executive such Written Consent.

Dated:  May 29, 1997

                              EN POINTE TECHNOLOGIES, INC.


                              By:  /s/ Robert Mercer
                                   -----------------------------------
                                   Robert Mercer, Assistant Secretary